Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of HUYA Inc. of our report dated April 27, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in HUYA Inc.’s Annual Report on Form 20-F for the year ended December 31, 2020.

/s/PricewaterhouseCoopers Zhong Tian LLP

Guangzhou, the People’s Republic of China

July 8, 2021